Exhibit 99.1


                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942



April 1, 2002



Burgers by Farfour,  Inc.
Palm Beach, FL   33480


Gentlemen:

We are unable to complete the audit of the financial statements of Burgers by Farfour, Inc as of December 31, 2001 and for the year ended in time for the Company's Form 10-KSB to be filed timely, due to unforseen circumstances.


Sincerely,
/s/ Durland & Company, CPAs, P.A.
Durland & Company



SHD/dhl